Exhibit 99.11

       (Text of graph posted to Ashland Inc.'s website concerning APAC's lost time incident rates and OSHA recordable incident rates)



                            Lost Time Incident Rates
               (Rate = Lost Time Injuries x 200,000/Hours Worked)

                                    APAC      Industry
                                    ----      --------

                         1995        0.3         4.5
                         1996        0.3         4.1
                         1997        0.3         4.0
                         1998        0.4         3.4
                         1999        0.4         3.8
                         2000        0.4         3.2
                         2001        0.1         4.0
                         2002        0.2         3.9





                           Recordable Incident Rates

                                     APAC     Industry
                                     ----     --------

                         1995        6.0        11.9
                         1996        5.8        10.7
                         1997        6.0        10.4
                         1998        6.0         9.6
                         1999        6.0         9.7
                         2000        5.1         9.3
                         2001        4.6         8.9
                         2002        4.3         8.2